Exhibit 99.1

Risk Factors

Risks Related to Our Business

Failure to successfully execute our acquisition strategy may inhibit our growth.

We have grown as a result of our three acquisitions over the last two years, and we expect continued growth in the form of additional acquisitions and expansion into new markets. We compete for acquisition and expansion opportunities with companies that have significantly greater financial and management resources than us. There can be no assurance that suitable acquisition or investment opportunities will be identified or that any of these transactions can be consummated on favorable terms or at all. Any future acquisitions will involve various inherent risks, such as:

•	our ability to assess accurately the value, strengths, weaknesses, contingent and other liabilities and potential profitability of acquisition candidates;

•	the potential loss of key personnel of an acquired business;

•	increased pressure on our staff and on our operating systems; and

•	unanticipated changes in business and economic conditions affecting an acquired business.

Furthermore, after we have completed an acquisition, our management must be able to assume significantly greater responsibilities, which may cause them to divert their attention from our existing operations. If our management is unable to successfully implement our growth strategy, our operating results could be harmed. Moreover, there can be no assurance that we will continue to successfully expand or that growth or expansion will result in profitability.

We may fail to realize the anticipated strategic, operational and financial benefits of our recent acquisitions, which could harm our operating performance and financial results.

Although we expect to realize strategic, operational and financial benefits as a result of our three recent acquisitions, we cannot predict whether and to what extent such benefits will be achieved. Working through integration issues is complex, time-consuming and expensive and could significantly disrupt our business. There are significant challenges to integrating the acquired operations into our business, including:

•	successfully integrating the acquired businesses and achieving the identified financial, operating and technological synergies;

•	maintaining and increasing the customer base for the acquired products;

•	demonstrating to customers and suppliers that the acquisitions will not result in adverse changes in service standards or business focus;

•	minimizing the diversion of management attention from ongoing business concerns;

•	maintaining employee morale and retaining key employees, integrating cultures and management structures and accurately forecasting employee benefit costs; and

•	consolidating our management information, inventory, accounting and other systems.

If we fail to successfully integrate and operate the acquired businesses, or fail to realize the anticipated benefits of these acquisitions, our operating performance and financial results may be harmed.

The agreements governing our recent acquisitions each include standard representations, warranties and covenants from the sellers, as well as indemnification obligations from the sellers, for, among other things, breaches of their representations, warranties and covenants. These indemnification obligations are limited in time and amount, and it is unlikely that we will be able to recover any losses that exceed these limits.

We may need additional capital, which may not be available or, if available, may not be available on economically reasonable terms. Our inability to raise capital could harm our ability to pursue our growth strategy.

In order to implement our growth strategy and remain competitive, we must make investments in research and development to fund new product initiatives, continue to upgrade our process technology and manufacturing capabilities, and actively seek out potential acquisition candidates. In order to do this, we may need to obtain additional capital. Although we believe that internal cash flows from operations, along with the existing capacity under our senior credit facility and the proceeds from this offering, will be sufficient to satisfy our working capital and normal operating requirements, we may not be able to fund our planned research and development, capital investment programs, and potential acquisitions without seeking additional capital.

Our ability to raise additional capital depends on a variety of factors, some of which may not be within our control, including investor perceptions of our management, our business, and the industries in which we operate. In September 2004, we entered into a $25 million senior secured credit facility with Brown Brothers Harriman & Co., as the collateral agent, and Union Bank of California, as administrative agent, primarily to finance the acquisition of certain divisions of Boston Biomedica, Inc. Our ability to finance future acquisitions under our senior credit facility will be subject to certain conditions as set forth in the senior credit agreement. Even if we are able to access our senior credit facility for future acquisitions, we cannot assure you that our borrowing capacity under the senior credit facility, combined with cash generated from operations, will be sufficient to implement our growth strategy. In such event we may need to raise additional capital. However, this additional funding may not be available or, if available, it may not be available on economically reasonable terms. If we raise additional capital through new borrowings, we may become subject to additional restrictive covenants. If we raise money through the issuance of equity securities, your stock ownership will be diluted. If adequate funds are not available, we may be required to curtail our operations or obtain funds through collaborative partners that may require us to release material rights to our products. Any inability to successfully raise needed capital on a timely or cost-effective basis could harm our financial condition and our ability to pursue our acquisition strategy.

If we fail to timely develop and introduce new products or our new products are not accepted by potential customers, we may lose market share to our competitors, which may be difficult or impossible to regain.

Rapid technological change and frequent new product introductions are typical for the markets we serve. Our future success will depend in part on continuous, timely development and introduction of new products that address evolving market requirements. We believe successful new product introductions provide a significant competitive advantage because customers make an investment of time in selecting and learning to use a new product, and then are reluctant to switch. To the extent we fail to introduce new and innovative products, we may lose market share to our competitors, which will be difficult or impossible to regain. Any inability, for technological or other reasons, to successfully develop and introduce new products could reduce our growth rate or damage our business.

In the past we have experienced, and are likely to experience in the future, delays in the development and introduction of products. We cannot assure that we will keep pace with the rapid rate of change in life sciences research or that our new products will adequately meet the requirements of the marketplace or achieve market acceptance. Some of the factors affecting market acceptance of new products include:

•	availability, quality and price relative to competitive products;

•	the timing of introduction of the product relative to competitive products;

•	customers’ opinion of the product’s utility;

•	ease of use;

•	consistency with prior practices;

•	scientists’ opinion of the product’s usefulness;

•	citation of the product in published research; and

•	general trends in life sciences research.

The development, introduction and marketing of innovative products in our rapidly evolving markets will require significant sustained investment. We cannot assure our cash from operations or other sources will be sufficient to meet these ongoing requirements. Also, the expenses or losses associated with unsuccessful product development activities or lack of market acceptance of our new products could harm our business, operating results and financial condition.

Failure to attract new customers or obtain additional orders from existing customers may harm our business and financial results.

Many of our customers submit purchase orders as the need arises for our products and do not maintain long-term contracts with us. As a result, we must continually obtain new customers or additional orders from existing customers to sustain our revenue. In addition, all of our government contracts are awarded through a competitive bidding process, which requires us to submit new bids each time our contract is up for renewal. Our inability to attract new customers or obtain additional orders from existing customers on an ongoing and timely basis could result in a decline in our revenues.

An interruption in the supply of diagnostic and therapeutic products or raw materials that we purchase from third parties or access to specialized manufacturing equipment could cause a decline in our sales.

We purchase diagnostics products that are used in the manufacture and testing of our plasma products from third parties, such as Instituto Grifols, S.A. and other companies. We also depend on third parties to provide their raw materials and products on a timely and cost-effective basis and to deliver high quality products that respond to emerging industry standards and other technological changes. The failure of these third parties to meet these criteria could cause a delay in the production of our products. In addition, any significant interruption in the supply or transport of diagnostic products or raw materials could cause a decline in our product sales, unless and until we are able to replace them.

Certain of our special antibody products are derived from donors with rare antibody characteristics, resulting in increased competition for such donors. If we are unable to maintain and expand our donor base, this could result in significant delays, harming our customer relationships and reducing the sale of our products.

Our manufacturing process also relies on specialized manufacturing equipment that if damaged or disabled could harm our ability to manufacture our products and therefore interfere with our ability to meet customer demands.

We rely on international sales, which are subject to additional political and economic risks and which could result in a decline in our revenues.

International sales accounted for 34%, 30% and 36% of our total revenues for the years ended September 30, 2002, 2003 and 2004, respectively and 27% and 29% of our total revenues for the six months ended March 31, 2004 and 2005. We anticipate that international sales will continue to account for a significant percentage of our revenues. International sales can be subject to many inherent risks that are difficult or impossible for us to predict or control, including:

•	political and economic instability;

•	unexpected changes in regulatory requirements and tariffs;

•	difficulties and costs associated with staffing and managing foreign operations, including foreign distributor relationships;

•	longer accounts receivable collection cycles in certain foreign countries;

•	adverse economic or political changes;

•	unexpected changes in regulatory requirements;

•	more limited protection for intellectual property in some countries;

•	changes in our international distribution network and direct sales force;

•	potential trade restrictions, exchange controls and import and export licensing requirements;

•	United States and foreign government policy changes affecting the markets for our products;

•	problems in collecting accounts receivable; and

•	potentially adverse tax consequences of overlapping tax structure.

In general, increases in the exchange rate of the United States dollar to foreign currencies cause our products to become relatively more expensive to customers in those countries, leading to a reduction in sales or profitability in some cases.

We could lose a material portion of our revenue if we are unable to transport and distribute our goods internationally due to additional risks, such as stricter government regulations, the necessity to obtain additional regulatory approvals and our dependence on third-party distributors.

We generate revenues from international sales. In order to market our products in the European Union and many other foreign jurisdictions, we must obtain separate regulatory approvals. The approval procedure varies among countries and can involve additional testing, and the time required to obtain approval may differ from that required to obtain approval from the U.S. Food and Drug Administration, or FDA. The foreign regulatory approval process may include all of the risks associated with obtaining FDA approval. We may not obtain foreign regulatory approvals on a timely basis, if at all. Also, approval by the FDA does not ensure approval by regulatory authorities in other countries, and approval by one foreign regulatory authority does not ensure approval by regulatory authorities in other foreign countries or by the FDA. We may not be able to file for regulatory approvals and may not receive necessary approvals to commercialize our products in any market. In addition, we may be required to incur significant costs in obtaining necessary regulatory approvals. If we fail to obtain necessary regulatory approvals or fail to comply with regulatory requirements, our business may be harmed.

We also depend on third-party distributors for much of our international sales. If we lose or suffer a reduction in sales through our distributors, our business may be harmed.

If our customers reduce their research and development budgets or face a reduction in government funding, we may face a decrease in the demand for some of our products.

Our customers include researchers at pharmaceutical and biotechnology companies, academic institutions and government and private laboratories. Fluctuations in the research and development budgets of these researchers and their organizations could have an effect on the demand for some of our products. Research and development budgets fluctuate due to numerous factors that are outside our control and are difficult to predict, including changes in available resources, spending priorities and institutional budgetary policies. A portion of our business could be impacted by any decrease in life sciences research and development expenditures by pharmaceutical and biotechnology companies, academic institutions or government and private laboratories.

A portion of our sales has been to researchers, universities, government laboratories and private foundations whose funding is dependent upon grants from government agencies such as the U.S. National Institutes of Health, or NIH, and similar domestic and international agencies. Although the level of research funding has increased during the past several years, we cannot assure that this trend will continue. Government funding of research and development is subject to the political process, which is inherently fluid and unpredictable. Our revenues may decrease if our customers delay purchases due to uncertainties surrounding the approval of government budget proposals. Also, government proposals to reduce or eliminate budgetary deficits have sometimes included reduced allocations to the NIH and other government agencies that fund research and development activities. A reduction in government funding for the NIH or other government research agencies could reduce our revenues.

Many of our customers receive funds from approved grants at particular times of the year, as determined by the federal government. Grants have, in the past, been frozen for extended periods or have otherwise become unavailable to various institutions without advance notice. The timing of the receipt of grant funds affects the timing of purchase decisions by our customers and, as a result, could cause some fluctuation in our sales and operating results, which may cause the price of our common stock to decline.

If we are unable to protect our trade secrets, know-how, trademarks and other intellectual property rights, our competitive position could be impaired.

Our commercial success depends in part on our trade secrets, know-how, trademarks and other intellectual property. We rely on trademark law and trade secret protection and confidentiality and/or license agreements with employees, customers, partners and others to protect our intellectual property. Effective trademark and trade secret protection may not be available in every country in which our products are available. We cannot be certain that we have taken adequate steps to protect our intellectual property, especially in countries where the laws may not protect our rights as fully as in the United States. In addition, our third-party confidentiality agreements can be breached and, if they are, there may not be an adequate remedy available to us. If our trade secrets become known, our competitive position may be impaired.

Intellectual property or other litigation could alter our product lines, be very expensive and distract our management from running our operations.

Our success depends in part on our ability to operate without infringing the intellectual property rights of others. In the event of an intellectual property dispute, we may be forced to litigate. This litigation could involve proceedings declared by the U.S. Patent and Trademark Office or the International Trade Commission, as well as proceedings brought directly by affected third parties. Intellectual property litigation can be extremely expensive, and these expenses, as well as the consequences should we not prevail, could seriously harm our competitive position.

If a third party claimed an intellectual property right to technology we use, we might need to discontinue an important product or product line, alter our products and processes, pay license fees or cease our affected business activities. Although we might under these circumstances attempt to obtain a license to this intellectual property, we may not be able to do so on favorable terms, or at all.

In addition to intellectual property litigation, other substantial, complex or extended litigation could result in large expenditures by us and distraction of our management. For example, lawsuits by employees, stockholders, collaborators or distributors could be expensive and disruptive to our business.

If we fail to attract and retain qualified scientific or production personnel or lose key management or key personnel, our ability to pursue our growth strategy and to continue developing new products may be harmed.

Recruiting and retaining qualified scientific and production personnel to perform research and development work and product manufacturing are critical to our success. Because the industry in which we compete is very competitive, we face significant challenges attracting and retaining this qualified personnel base. In addition, our anticipated growth and expansion into areas and activities requiring additional expertise, such as clinical testing, government approvals, production and marketing, will require the addition of new management personnel and the development of additional expertise by existing management personnel. The failure to attract and retain these personnel or, alternatively, to develop this expertise internally would harm our ability to expand our operations and develop new products. We generally do not enter into employment agreements requiring these employees to continue in our employment for any period of time.

Our success also will continue to depend to a significant extent on the members of our management team. In particular, our success depends to a significant extent upon the continued services of Michael F. Crowley, Jr., our President and Chief Executive Officer, and Barry Plost, the Chairman of our Board of Directors. We do not maintain any “key man” insurance policies regarding any of these individuals. Although we have an employment agreement with Mr. Crowley and a consulting agreement with Mr. Plost, either or both of them may terminate their relationship with us at any time. We may not be able to retain the services of our executive officers and key personnel or attract additional qualified members to management in the future. The loss of any member of our management team could disrupt our operations and delay the execution of our business strategy.

If claims for product liability or errors and omissions in connection with services we perform are successfully brought against us, our business will be harmed.

We manufacture and market products intended for use by the public. In addition, our services include the manufacture of pharmaceutical and biological products to be tested in human clinical trials and for consumption by humans. These activities could expose us to risks of liability for personal injury or death to persons using such products, although we do not presently commercially market or sell the products to end users. We seek to reduce our potential liability through measures such as contractual indemnification provisions with clients (the scope of which may vary from client-to-client and the performances of which are not secured), exclusion of services requiring diagnostic or other medical services, and insurance maintained by clients. Our profitability would decline if we were required to pay damages or incur defense costs for a claim that is outside the scope of the indemnification agreements or if our liability exceeds the amount of applicable insurance or indemnity. In addition, we could be held liable for errors and omissions in connection with the services we perform. Although we currently maintain product liability and errors and omissions insurance with respect to these risks, we cannot be certain that our insurance coverage will be adequate or that insurance coverage will continue to be available on terms acceptable to us. In addition, product liability claims challenging the safety of our products may damage our reputation and result in a decline in sales for a particular product, regardless if the claims themselves are proven to be false or settled for immaterial amounts.

We will incur increased costs and compliance risks as a result of our compliance with the Sarbanes-Oxley Act of 2002.

We will incur costs associated with recently adopted corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002, as well as new rules implemented by the Securities and Exchange Commission and the Nasdaq National Market. We expect these rules and regulations, in particular Section 404 of the Sarbanes-Oxley Act of 2002, to significantly increase our legal and financial compliance costs and to make some activities more time-consuming and costly. Like many smaller public companies, we face a significant impact from required compliance with Section 404 of the Sarbanes-Oxley Act of 2002. Section 404 requires management of public companies to evaluate the effectiveness of internal control over financial reporting and the independent registered public accountants to attest to the effectiveness of such internal controls and the evaluation performed by management. We are currently preparing for compliance with Section 404; however, we cannot be certain that we will be able to effectively meet all of the requirements of Section 404 in the currently mandated timeframe. If our independent registered public accountants conclude that we failed to complete the required assessment as to the effectiveness of our internal control over financial reporting or if they conclude that they were unable to complete their required audit of our internal control over financial reporting, they may disclaim an opinion as to the effectiveness of our internal controls. In addition, if we or our independent registered public accountants determine that there are material weaknesses in our internal control over financial reporting, our independent registered public accountants are required to provide an adverse opinion regarding the effectiveness of our internal controls. Any such result could cause investors to lose confidence in our reported financial information, which could cause our stock price to decline.

We are subject to facility audits by our customers and our failure to comply with their quality control standards could result in the loss of customers.

Because the diagnostic and biopharmaceutical markets are heavily regulated by the FDA and other regulatory agencies, we are often required to obtain vendor pre-approval, which may include audits, site visits and extensive documentation, prior to selling biological materials to our customers. If our facilities do not meet our customers’ quality control standards, it could result in the loss of customers.

If we are involved with a hazardous materials accident or are unable to comply with new or revised environmental regulations, our business may be harmed.

Our operations involve the use of hazardous materials and are subject to complex and stringent environmental, health, safety and other governmental laws and regulations. Our activities that are subject to these regulations include, among other things, our use of hazardous and radioactive materials and the generation, transportation and storage of waste. While we believe we are in material compliance with these laws and regulations, we could discover that we or an acquired business is not in material compliance. Existing laws and regulations may also be revised or reinterpreted, or new laws and regulations may become applicable to us, whether retroactively or prospectively, that may have a negative effect on our business and results of operations. It is also impossible to completely eliminate the risk of accidental environmental contamination or injury to individuals. In the event of an accident, we could be held liable for any damages that result, and any liability could exceed the limits or fall outside the coverage of our insurance. We currently have insurance but may not be able to continue such insurance on acceptable terms. We could incur significant costs to comply with current or future environmental laws and regulations. In addition, a catastrophic incident could partially or completely shut down our research and manufacturing facilities and operations.

Risks Related to the Life Sciences Industry

The life sciences industry is highly competitive and subject to rapid and profound technological change.

The life sciences industry is highly competitive and subject to rapid and profound technological change. Our present and potential competitors include major pharmaceutical companies, as well as specialized biotechnology and life sciences firms in the United States and in other countries. Some of these companies have considerably greater financial, technical and marketing resources than we do. Additional mergers and acquisitions in the pharmaceutical and biotechnology industries may result in even more resources being concentrated in our competitors. Our existing or prospective competitors may develop products that are more effective than the products that we have or may develop and may also be more successful than us in producing and marketing their products. We expect this competition to continue and intensify in the future.

The markets for certain of our products are also subject to specific competitive risks and can be highly price competitive. Our competitors have competed in the past by lowering prices on certain products. Our competitors may lower prices on these or other products in the future and we may, in certain cases, respond by lowering our prices. This would reduce revenues and profits. Conversely, failure to anticipate and respond to price competition may hurt our market share.

We believe that customers of our diagnostic intermediates group market display loyalty to their initial supplier of a particular product. Therefore, it may be difficult to generate sales to potential customers who have purchased products from competitors. To the extent we are unable to be the first to develop and supply new products, our competitive position may suffer.

Our industry has also seen substantial consolidation in recent years, which has led to the creation of competitors with greater financial and intellectual property resources than us. In addition, we believe that the success that others have had in our industry will attract new competitors. Some of our current and future competitors also may cooperate to better compete against us. We may not be able to compete effectively against these current or future competitors. Increased competition could result in price reductions for our products, reduced margins and loss of customers and market share, any of which may harm our business.

Any significant reduction in government regulation of the drug development process could result in a decrease in demand for our products.

The design, development, testing, manufacturing and marketing of diagnostic and biopharmaceutical products are subject to regulation by governmental authorities, including the FDA and comparable regulatory authorities in other countries. Our business depends in part on strict government regulation. Legislation may be enacted from time to time or regulations may be promulgated to modify the regulatory process. Any significant reduction in the scope of regulatory requirements or the introduction of simplified drug approval procedures could lower barriers to entry in our market and result in increased competition.

Failure of our products and product candidates, and those of our suppliers and customers, to receive FDA authorization prior to marketing or to comply with FDA and other regulatory requirements could harm our business and result in significant sanctions.

Some of our products and product candidates are medical devices that require FDA authorization prior to marketing. A number of our ACCURUN products have obtained such FDA authorization. Most of our products, however, do not need or have FDA authorization. We cannot be certain that the FDA will not assert that one or more products that we currently market, or market in the future, without FDA authorization needs such authorization. If the FDA were to make such an assertion, we could be forced to discontinue or suspend sale of the product or products, and we could be subject to sanctions. Further, we cannot be certain that the FDA will authorize for marketing any of our product candidates that need such authorization. Obtaining such authorization is time-consuming and expensive, and we may ultimately be unsuccessful in doing so.

In addition, products regulated by the FDA, whether or not they require FDA authorization prior to marketing, are subject to continuing regulation. This is true not only of our products, but also products of our suppliers and customers. Products regulated by the FDA, for example, are subject to the FDA’s good manufacturing practice, or GMP, requirements, which govern, among other things, development, testing, quality control and documentation. We, our suppliers and our customers are subject to periodic inspections to assess compliance with these and other requirements.

If we, our suppliers or our customers fail to comply with these or other FDA requirements, we could be subject to sanctions, such as the FDA’s failure to process authorizations to market new products, revocations of existing authorizations, suspension of manufacturing or distribution of products, civil penalties, product seizures, injunctions, recalls or criminal prosecution.

In addition, other governmental authorities and regulations, both federal and state, affect our business. For example, the Health Insurance Portability and Accountability Act of 1996, or HIPAA, imposes stringent regulations to protect the privacy of patient information. The Occupational Safety and Health Administration, or OSHA, imposes regulations regarding workplace safety. Failure to comply with these and other regulations could result in sanctions, which could harm our business.

We may become subject to foreign restrictions on the importation of blood derivatives, which would result in a loss of demand for our products.

Concern over blood safety has led to movements in a number of European and other countries to restrict the importation of blood and blood derivatives, including antibodies, collected outside the countries’ borders or, in the case of certain European countries, outside Europe. To date, these efforts have not led to any meaningful restriction on the importation of blood or blood derivatives and have not harmed our business. Such restrictions, however, continue to be debated and there can be no assurance that such restrictions will not be imposed in the future. If imposed, such restrictions would result in a loss of demand for our products.

Risks Related to Our Common Stock

Our stock price has been, and is expected to continue to be, volatile.

The market price of our common stock has, like that of many other life sciences companies, been volatile during the past three years and is expected to continue to be volatile. During the three year period ended March 31, 2005, the daily closing price of our common stock as quoted by the Nasdaq National Market has ranged from $3.00 to $15.09, and during the twelve months ended April 30, 2005, our daily closing stock price has ranged from $10.40 to $15.09. The trading price of our common stock is subject to significant fluctuations due to a variety of factors, including:

•	fluctuations in our quarterly operating and earnings per share results;

•	material developments with respect to future acquisitions;

•	loss of key personnel;

•	announcements of technological innovations or new products by us or our competitors;

•	delays in the development and introduction of new products;

•	the gain or loss of significant contracts;

•	legislative or regulatory changes;

•	general trends in the industry;

•	recommendations and/or changes in estimates by equity and market research analysts;

•	biological or medical discoveries;

•	disputes and/or developments concerning intellectual property, including patents and litigation matters;

•	public concern as to the safety of new technologies;

•	sales of common stock of existing holders;

•	securities class action or other litigation;

•	developments in our relationships with current or future customers and suppliers; and

•	general economic conditions, both in the United States and abroad.

In addition, the stock market in general has experienced extreme price and volume fluctuations that have affected the market price of our common stock, as well as the stock of many life sciences companies. These market fluctuations may cause the price of our common stock to decline regardless of our operating performance.

In the past, shareholders have brought securities class action litigation against a company following a decline in the market price of its securities. This risk is especially acute for us because life science companies have experienced greater than average stock price volatility in recent years and, as a result, have been subject to litigation. We may in the future be the target of this type of litigation. Securities litigation could result in substantial costs and divert our management’s attention and resources and could seriously harm our business.

Investment in our common stock may be relatively illiquid.

The trading volume of our common stock has historically been low. Investors in our common stock must be prepared to bear the economic risks of such investment for an indefinite period of time. We also expect that the trading volume of our common stock will be significantly affected by the price of our common stock, which may be volatile.

Substantial amounts of our common stock could be sold in the near future.

In March 2005, we registered the resale of 2,617,030 shares of our common stock pursuant to a shelf registration statement. We cannot predict the effect, if any, that the availability of a substantial amount of shares of our common stock will have on the market price of our common stock. Given the historically low trading volume of our common stock, sales of a significant number of shares on the public market could reduce the market price of our common stock or make it more difficult for us to sell or issue additional securities in the future at a time and price that we deem appropriate. In addition, the perception in the public market that our shareholders, in particular the chairman of our board of directors, Mr. Plost, might sell shares of our common stock could depress the market price of our common stock, regardless of the actual plans of our shareholders and even if our business is doing well.

Anti-takeover defenses that we have in place could prevent or frustrate attempts by stockholders to change the direction or management of our company.

Provisions of our articles of incorporation and bylaws may be deemed to have anti-takeover effects and may discourage, delay or prevent a takeover attempt that might be considered in the best interests of our shareholders. These provisions include, among other things:

•	the removal of cumulative voting rights in the election of our directors;

•	the ability of the board to authorize the issuance of “blank check” preferred stock, with rights and preferences senior to our common stock, without any vote or further action by our common shareholders; and

•	the requirement of advance notice for stockholder proposals and nominations for election to our board of directors.

These provisions may have the effect of entrenching our management team and may deprive investors of the opportunity to sell their shares to potential acquirers at a premium over prevailing prices. This potential inability to obtain a control premium could reduce the price of our common stock.

We may issue preferred stock in the future, with rights senior to our common stock.

We have authorized in our articles of incorporation the issuance of up to 25 million shares of preferred stock. We may issue shares of preferred stock in one or more new series. Our board of directors may determine the terms of the preferred stock without further action by our shareholders. These terms may include voting rights, preferences as to dividends and liquidation, conversion and redemption rights, and sinking fund provisions. Although we have no present plans to issue shares of preferred stock or to create new series of preferred stock, if we do issue preferred stock, it could affect the rights, or even reduce the value, of our common stock.